                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                            DAIN RAUSCHER CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

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        pursuant to Exchange Act Rule 0-11 (set forth the amount on which the
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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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DAIN RAUSCHER CORPORATION
1999 proxy statement

March 26, 1999

To Our Stockholders,

     You are cordially invited to attend the Annual Meeting of stockholders of Dain Rauscher Corporation. The meeting will be held in the Scandinavian Ballroom of the Radisson Plaza Hotel, 35 South Seventh Street, Minneapolis, Minnesota, on Tuesday, April 27, 1999, at 3:30 p.m. At the meeting, you will hear a report on our operations and have a chance to meet your directors and executives.

     This booklet includes the formal notice of the meeting and the proxy statement. The proxy statement tells you more about the agenda and procedures for the meeting. It also briefly describes how the Board of Directors operates and gives background information about our director candidates.

     Irrespective of the number of shares you own, we hope your shares will be represented at the meeting. I urge you to participate by reading the proxy statement and promptly completing, signing, dating and returning your proxy card in the enclosed envelope.

Sincerely,
Irving Weiser
Chairman, President and
Chief Executive Officer

Notice of 1999 Annual Meeting of Stockholders
Time:    3:30 p.m.

Date:    Tuesday, April 27, 1999

Place:   The Scandinavian Ballroom
         Radisson Plaza Hotel
         35 South Seventh Street, Minneapolis, Minnesota

Purposes:

 --  To elect ten directors to hold office for one year

 -- To ratify the selection of KPMG Peat Marwick LLP as Dain Rauscher's independent auditors for the fiscal year ending December 31, 1999

 --  To transact other business if properly raised

     Only stockholders of record on March 3, 1999, may vote at the meeting. A list of stockholders will be available at Dain Rauscher's Minneapolis headquarters beginning April 16, 1999, for examination by any stockholder for any purpose relevant to the meeting.

     Your vote is important. Please complete, sign, date and return your proxy card promptly in the enclosed envelope.

By Order of the Board of Directors


Carla J. Smith
Secretary
Minneapolis, Minnesota

March 26, 1999


Proxy Statement

     ANNUAL MEETING OF STOCKHOLDERS, Tuesday, April 27, 1999

     The Board of Directors of Dain Rauscher Corporation is soliciting proxies to be voted at the Annual Meeting of Stockholders. The following provides general information relating to the voting of your shares. This proxy statement was first mailed to stockholders on or about March 26, 1999.

Who can vote:
     Record holders of Dain Rauscher common stock as of March 3, 1999, may vote at the Annual Meeting.

How proxies work, and how to vote:
     Dain Rauscher's Board of Directors is asking for your proxy. Giving us your proxy means that you authorize us to vote your shares at the meeting in the manner you direct. You may vote your shares in person at the meeting, but we recommend that you vote by proxy even if you plan to attend the meeting. You can always change your vote by voting in person at the meeting.

     If you return your signed proxy card before the Annual Meeting, we will vote your shares as you direct. You have three choices on each matter to be voted upon. For Proposal 1, the election of directors, you may vote for (a) all of the nominees, (b) none of the nominees, or (c) all of the nominees except those whom you specifically designate. For Proposal 2, the ratification of the selection of Dain Rauscher's independent auditors, you may vote "FOR," "AGAINST," or "ABSTAIN" from voting.

     If you sign and return the enclosed proxy card but do not specify how to vote, we will vote your shares "FOR" the election of all nominees for director; "FOR" ratification of the independent auditors; and as otherwise recommended by the individuals named as proxies on the proxy card on any other matter properly raised at the meeting. Your proxy may not be voted for more than ten directors.

     If you sign and return the enclosed proxy card and withhold authority to vote for certain specified director nominees or abstain from voting on Proposal 2, your shares will be considered present for purposes of determining a quorum and for purposes of calculating the vote total with respect to such director nominees or proposal, but will not be counted as a vote for that director or proposal.

     If your shares are held in the name of your broker, a bank, or other nominee ("street name" shares), and you do not tell the nominee how to vote your shares ("broker nonvotes"), the nominee can vote them as it sees fit only on matters that the New York Stock Exchange determines to be routine. Broker nonvotes will be counted as present to determine if a quorum exists but will not be counted as having been voted on any non-routine proposal.

How to revoke or change your vote:
     You may revoke your proxy before it is voted by (a) submitting a new proxy with a later date, (b) voting in person at the meeting, or (c) notifying Dain Rauscher's Secretary in writing at the company's Minneapolis headquarters. (The address is listed on page 17.)

Quorum:
     In order to carry on the business of the meeting, we must have a quorum. This means that at least a majority of the outstanding shares eligible to vote must be represented at the meeting, either by proxy or in person.

Votes needed:
     Each share of Dain Rauscher common stock is entitled to one vote. The affirmative vote of a majority of the shares of stock represented at the meeting and entitled to vote is required for the election of each director. Cumulative voting is not permitted. The affirmative vote of a majority of the outstanding shares of stock present and entitled to vote is required to approve Proposal 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
     The following table sets forth information concerning the beneficial ownership of Dain Rauscher's common stock by directors, executive officers named in the Summary Compensation Table and all directors and executive officers as a group (17 persons). We are not aware that any person or group owned beneficially 5 percent or more of our outstanding common stock as of March 3, 1999. Unless we have indicated otherwise, the information below is current as of March 3, 1999, and each named beneficial owner possesses sole voting and investment power with respect to all shares. On March 3, 1999, Dain Rauscher had 12,508,575 shares of common stock outstanding.


                                                               Amount and Nature
Name of Beneficial Owner                   Title of Class   of Beneficial Ownership  Percent of Class
------------------------                   --------------   -----------------------  ----------------
John C. Appel................................  Common           200,211 (1) (2) (3)         1.6%
J. Evans Attwell.............................  Common            11,748 (1) (4)              *
Susan S. Boren...............................  Common            16,532 (1) (4)              *
Nelson D. Civello............................  Common            95,689 (1) (2) (3)          *
F. Gregory Fitz-Gerald.......................  Common            21,000 (1)                  *
Walter F. Mondale............................  Common             4,300 (1)                  *
C.A. Rundell Jr..............................  Common            13,500 (1)                  *
Robert L. Ryan...............................  Common            15,000 (1)                  *
Arthur R. Schulze Jr.........................  Common            27,713 (1) (4)              *
Ronald A. Tschetter..........................  Common           147,735 (1) (2) (3)         1.2%
Irving Weiser................................  Common           363,784 (1) (2) (3) (5)     2.9%




Kenneth J. Wessels...........................  Common            19,953  (3)                 *
All directors and executive
  officers as a group (17 persons)...........  Common           986,164 (1) (2) (3) (4)
                                                                        (5) (6) (7)         7.8%

-------------
* Less than 1%

(1) This number includes the following number of shares which could be issued upon exercise of currently exercisable options: Mr. Appel, 97,070; Mr. Attwell, 6,000; Ms. Boren, 12,000; Mr. Civello, 41,660; Mr. Fitz-Gerald, 12,000; Mr. Mondale, 4,000; Mr. Rundell, 12,000; Mr. Ryan, 12,000; Mr.
     Schulze, 12,000; Mr. Tschetter, 54,010; Mr. Weiser, 226,300; and all directors and executive officers as a group, 507,160.

(2) This number includes the following number of shares allocated to accounts under Dain Rauscher's Retirement Plan as of March 3, 1999: Mr. Appel, 15,024; Mr. Civello, 5,121; Mr. Tschetter, 27,048; Mr. Weiser, 18,484; and
     all directors and executive officers as a group, 72,171. As of March 3, 1999, a total of 3,440,307 shares of Dain Rauscher common stock, or 28 percent of the outstanding, were held in the Retirement Plan. Voting of shares held in the Retirement Plan is passed through to the participating employees. An overview of the Retirement Plan is provided on page 14.

(3) This number includes the following number of deemed shares credited to accounts under the Management Deferred Stock Plan (formerly called the Executive Deferred Compensation Plan): Mr. Appel, 53,113; Mr. Civello, 32,408; Mr. Tschetter, 52,975; Mr. Weiser, 70,714; Mr. Wessels, 9,953; and
     all directors and executive officers as a group, 232,959. As of March 3, 1998, 298,681 deemed shares of Dain Rauscher common stock were credited to the accounts of participants in the Management Deferred Stock Plan and 307,032 shares, or 2.5 percent of the outstanding, were held in the related trust. The trustee will vote all shares held in the trust in its sole discretion. An overview of the Management Deferred Stock Plan is provided on page 14. This number also includes the following number of deemed shares credited to accounts under the Wealth Accumulation Plan as of December 31, 1998: all directors and executive officers as a group, 34. As of December 31, 1998, 430,981 deemed shares of Dain Rauscher common stock were credited to the accounts of participants under the Wealth Accumulation Plan. Because these are deemed shares and there is no related trust, no voting rights are associated with these shares. The Wealth Accumulation Plan is a deferred compensation plan in which certain executive officers, other than those named in this proxy statement, may participate. Named executive officers are ineligible to participate in the Wealth Accumulation Plan.

(4) This number includes the following number of unvested restricted shares received in lieu of cash compensation: Mr. Attwell, 280; Ms. Boren, 525; Mr. Schulze, 1,049; and all directors and executive officers as a group, 1,854. Participating directors may vote and receive distributions on restricted shares, but may not dispose of or pledge them until the shares are fully vested. Unvested shares are subject to forfeiture in certain circumstances. Of the 1,854 unvested shares, 1,132 vest in May 1999; and 722 vest in May 2000. An overview of the directors' compensation programs is provided on page 8.

(5) This number includes 3,445 shares held in trust accounts for the benefit of Mr. Weiser's children for which Mr. Weiser has sole voting and dispositive power, and 4,000 shares held in the estate of Mr. Weiser's deceased father for which Mr. Weiser, as co-executor and co-trustee, has shared voting and dispositive power. This number excludes 420 shares beneficially owned by Mr. Weiser's spouse and disclaimed by Mr. Weiser.

(6) This number includes 3,800 shares of unvested restricted stock granted to certain unnamed executive officers under the 1996 Stock Incentive Plan. These restricted shares become fully vested on or before May 6, 2002. Holders of restricted shares may vote and receive distributions on these shares, but may not dispose of or pledge them. Restricted shares are also subject to forfeiture under certain circumstances until they are fully vested.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities and Exchange Act of 1934 requires that Dain Rauscher's directors and executive officers file reports of their ownership, and any changes in their ownership, of Dain Rauscher common stock. Dain Rauscher is also required by this rule to identify any late reporting of this information by Dain Rauscher directors and executive officers. Dain Rauscher believes that during 1998 all directors and executive officers complied with their Section 16(a) filing requirements.

Proposal 1 -- Election of Directors

NOMINEES
     The Board of Directors has nominated the ten director candidates named below to hold office until the next annual meeting of stockholders, or until their successors are elected (except where a director has died, resigned or been removed). In the event that any nominee becomes unable or unwilling to serve as a director for any reason, your proxy will be voted by the named persons in their best judgment.

     Three of the nominees for election, Mr. Weiser, Mr. Appel and Mr. Wessels, are officers of Dain Rauscher and its wholly owned subsidiary, Dain Rauscher Incorporated ("DRI"). Additionally, Mr. Weiser and Mr. Appel held executive officer positions at DRI's two predecessor firms, Dain Bosworth Incorporated ("DBI") and Rauscher Pierce Refsnes, Inc. ("RPR"), which were merged in January 1998 to form DRI.
     Each director nominee has furnished the following information regarding his or her principal occupations or employment during the last five years, and his or her directorships of other reporting companies.


JOHN C. APPEL
Vice Chairman and
Chief Financial Officer
Dain Rauscher Corporation
Dain Rauscher Incorporated
50
Director since 1995

Mr. Appel was named Vice Chairman and Chief Financial Officer of Dain Rauscher in October 1997 and of DRI in January 1998. He was Chief Executive Officer of DBI from February 1997 through December 1997, President and Chief Operating Officer of DBI from 1994 through December 1997, and an Executive Vice President of Dain Rauscher from 1990 until October 1997. Mr. Appel served as Chief Financial Officer of Dain Rauscher from 1986 to 1994 and as Chief Financial Officer of DBI from 1990 to 1994. Mr. Appel also serves as a director of Smith Breeden Associates, a registered investment adviser.

J. EVANS ATTWELL
Of Counsel
Vinson & Elkins LLP
68
Director since 1996

Mr. Attwell is Of Counsel to the Houston-based law firm of Vinson & Elkins LLP. He was a partner in the firm from 1965 through 1995 and served as its Managing Partner from 1981 through 1991. Mr. Attwell also serves as a director of American General Corporation and Seagull Energy Corporation.

SUSAN S. BOREN
Director
Spencer Stuart
52
Director since 1993

Ms. Boren has been a Director of Spencer Stuart, a senior executive search consulting firm, since May 1998. Previously, Ms. Boren was President of Trillium Advisors, Inc., a governance consulting firm. From 1981 through 1995, Ms. Boren was an executive with Dayton Hudson Corporation in financial, human resources and operating roles. Ms. Boren also serves as a director of Valspar Corporation.

F. GREGORY FITZ-GERALD
President
The ANSR Company, LLC
57
Director since 1987

Mr. Fitz-Gerald is President of The ANSR Company, LLC, a private company engaged in investment research using genetic algorithms and evolutionary computation. From 1991 to 1995, Mr. Fitz-Gerald was a private investor and financial consultant. Previously, he held senior executive positions with Commercial Credit Company and Primerica Corporation, American Express Company, American Express Credit Corporation, and Merrill Lynch & Co., Inc.

WALTER F. MONDALE
Partner
Dorsey & Whitney, LLP
71
Director since 1997

Mr. Mondale is a partner with the Minneapolis-based law firm of Dorsey & Whitney, LLP. From 1993 through 1996, Mr. Mondale was the U.S. Ambassador to Japan. Prior to that he was the Democratic Party's nominee for President, Vice President of the United States, a U.S. Senator, and Attorney General for the State of Minnesota. Mr. Mondale also serves as a director of several Black Rock mutual funds managed by Black Rock Financial Management, Inc., Northwest Airlines

Corporation, the Mayo Foundation, CNA Financial Corp., and United HealthCare Corporation.

C. A. RUNDELL JR.
Former President and
Chief Executive Officer
Tyler Corporation
67
Director since 1994

Mr. Rundell has been a private investor and financial consultant, doing business as Rundell Enterprises, since he retired as Chairman of the Board, President and Chief Executive Officer of Cronus Industries, Inc. in 1988. From October 1997 to December 1998, he also served as President and Chief Executive Officer of Tyler Corporation. Mr. Rundell remains a director and member of the Executive Committee of Tyler Corporation and a director of Tandy Brands Accessories, Inc. He also serves as chairman of NCI Building Systems, Inc.

ROBERT L. RYAN
Senior Vice President
Chief Financial Officer
Medtronic, Inc.
55
Director since 1994

Mr. Ryan has been Senior Vice President and Chief Financial Officer of Medtronic, Inc. since 1993. Prior to joining Medtronic, he had been Vice President, Finance, and Chief Financial Officer of Union Texas Petroleum Corp. since 1984. Mr. Ryan also is a director of United HealthCare Corporation and Brunswick Corporation.

ARTHUR R. SCHULZE JR.
Former Vice Chairman of the Board
General Mills, Inc.
68
Director since 1987

Mr. Schulze retired from his position as Vice Chairman of the Board of General Mills, Inc. in 1993, a position he had held since 1989. He previously served as Executive Vice President of General Mills, Inc. and President of its Grocery Products Food Group.

IRVING WEISER
Chairman, President and
Chief Executive Officer
Dain Rauscher Corporation
Dain Rauscher Incorporated
51
Director since 1985

Mr. Weiser has been Dain Rauscher's Chairman since 1995, its Chief Executive Officer since 1990, and its President since 1985. Mr. Weiser has been President and Chief Executive Officer of DRI since January 1998, and Chairman of DRI and DBI since 1990. Mr. Weiser was also Chairman of RPR from 1995 until it merged into

DRI in January 1998. From 1990 to February 1997, Mr. Weiser held various other executive positions with each of DBI and RPR, including serving as DBI's Chief Executive Officer and Acting Chief Executive Officer of RPR. Mr. Weiser recently completed a one-year term as Chairman of the Securities Industry Association.

KENNETH J. WESSELS
Senior Executive Vice President
Dain Rauscher Corporation
President - Dain Rauscher Wessels Division
Dain Rauscher Incorporated
56
Director since 1998

Mr. Wessels is Senior Executive Vice President of Dain Rauscher and President - Dain Rauscher Wessels, the equity capital markets division of DRI. From 1986 until their acquisition by Dain Rauscher in March 1998, Mr. Wessels was the Chief Executive Officer and a Managing Director of each of Wessels, Arnold & Henderson, LLC, an institutional equity sales, trading and investment banking firm based in Minneapolis, and Wessels, Arnold & Henderson Group LLC. Mr. Wessels is currently serving on the Board of Governors of the National Association of Security Dealers, Inc. (NASD). He served as Chairman of its Board of Governors in 1990 and has also served on various NASD committees and task forces.

Information Regarding Dain Rauscher's Board of Directors

BOARD COMMITTEES

     The Board of Directors appoints committees to help carry out its duties. In particular, Board committees work on key issues in greater detail than would be possible at full Board meetings. Each of the Committees reviews the results of its meetings with the full Board. Dain Rauscher has the following Board
Committees:

Audit Committee

     Members: Messrs. Fitz-Gerald (chairperson), Rundell and Attwell Number of Meetings in 1998: 6

Functions:

-- Reviews and monitors Dain Rauscher's accounting policies and control procedures;

-- Recommends the engagement of the independent auditors;

-- Reviews the scope of the audit;

-- Assists the Board in fulfilling its fiduciary responsibilities relating to accounting, financial and reporting policies and practices; and

-- Reviews the responsibilities, plans and material recommendations of Dain Rauscher's internal Audit Department.

Compensation and Organization Committee
     Members: Ms. Boren (chairperson), and Messrs. Mondale, Ryan and Schulze Number of meetings in 1998: 8
Functions:

-- Approves the compensation philosophy and structure for Dain Rauscher's senior management;

-- Determines the amount of compensation for Dain Rauscher's Chief Executive Officer and approves the amounts for the members of the company's Executive Committee;

-- Reviews and evaluates the performance of Dain Rauscher's Chief Executive Officer and Board of Directors;

-- Consults with Dain Rauscher's Chief Executive Officer and Board of Directors concerning organizational matters;

-- Administers Dain Rauscher's stock-based benefit and deferred compensation plans; and

-- Acts as the Board's nominating committee by reviewing new Board candidates and recommending annually the slate of directors for approval by the Board of Directors and stockholders.

The Compensation and Organization Committee will consider your suggestions for possible director candidates if you submit in writing the name, biographical information and a summary of the person's qualifications to the Secretary at the address listed on page 17. You must submit this information to the Secretary at least 120 days prior to the date of the stockholder meeting at which your candidate would be considered.

MEETINGS OF THE BOARD AND BOARD COMMITTEES
     The Board of Directors met seven times in 1998. During 1998, no director attended fewer than 75% of the meetings of the Board and Committees upon which such director served.

DIRECTOR COMPENSATION
Retainers and Fees. Dain Rauscher employees receive no extra pay for serving as directors. In February 1999, the Board of Directors approved certain changes to the Board compensation program to make the compensation paid to non-employee directors more competitive and to better align the interests of such directors with the interests of Dain Rauscher's stockholders. The amount of the annual retainer was increased from $15,000 to $18,000 and will be paid at the start of each board year in Dain Rauscher common stock rather than in cash. The number of shares to be issued will be determined based on the average price of Dain Rauscher common stock on the New York Stock Exchange over the five trading days preceding the date of the annual meeting. Directors also may elect to receive their annual retainer in five-year options rather than in stock. The number of options granted will be four times the number of shares of common stock the director would otherwise receive, and the exercise price will be equal to the closing price per share of Dain Rauscher common stock as reported on the New York Stock Exchange on the day prior to the date of grant. The amount of the special retainer for the chairpersons of the Audit Committee and Compensation and Organization Committees was increased from $1,800 to $5,000 annually in recognition of the increased amount of responsibility and time commitment being required of the chairpersons. This special retainer will be paid quarterly in cash. The meeting fees of $1,000 per Board or committee meeting attended and per diem compensation rates of $1,000 per whole day and $500 per half day for substantial additional time spent on company matters remain the same. These fees are also paid quarterly in cash.

Directors Deferred Compensation Plan. Also effective April 27, 1999, Dain Rauscher will put into place a new Directors Deferred Compensation Plan. Under this plan, each director may defer up to 100% of his or her annual retainer stock payment, and up to 100% of his or her quarterly cash payments for any special retainer and meeting and other fees, in Dain Rauscher common stock. The value of the annual retainer deferral is based on the average prices of Dain Rauscher common stock on the New York Stock Exchange over the five trading days preceding the date of the annual meeting, and the value of the quarterly special retainer and fees deferral is based on the average of the closing prices of Dain Rauscher common stock on the New York Stock Exchange over the last five trading days of the quarter in which the retainer and fees were earned. All payments deferred by a director under this plan, except the deferred stock award for his or her current accrued benefit under the retirement agreement program described below, will be payable, at the election of the director, in a lump sum payout or in annual installments over a period of up to three years after termination of his or her Board service.

Termination of Retirement Agreement Program. Dain Rauscher has decided to terminate its directors' retirement agreement program, effective on April 27, 1999. Under this program, Dain Rauscher had entered into a retirement agreement with each non-employee director so that, upon retirement from the Board after at least five years of service as a director, he or she would receive an annual retainer fee for the number of years served (up to a maximum of ten years). As a result of the termination of this program, no additional benefits will be earned and each director will receive a deferred stock award for his or her current accrued benefit under the plan. For each director, the deferred stock award is equivalent to the present value of his or her accrued benefit for service through April 1999. These deferred shares will be credited to each director's account under the new Directors' Deferred Compensation Plan described above, and will be paid out after termination of his or her Board service in accordance with the terms of the new plan.

Options to Purchase Dain Rauscher Common Stock. Finally, under Dain Rauscher's 1996 Stock Incentive Plan, each non-employee director is automatically granted, upon each election or reelection to the Board, a five-year, non-qualified option to purchase 2,000 shares of Dain Rauscher's common stock. This option vests in full six months after the date of grant, and its exercise price is equal to the closing price per share of Dain Rauscher common stock as reported on the New York Stock Exchange on the date of grant.

COMPENSATION

REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     This report was prepared at the direction of the Compensation and Organization Committee of the Board of Directors (the "Committee"), which is composed entirely of non-employee directors. The Committee establishes the compensation philosophy and program of Dain Rauscher on behalf of the Board of Directors, determines the compensation of Dain Rauscher's Chief Executive Officer, and approves the compensation of the company's executive committee members. These officers are collectively referred to in this section as the "Executive Officers."

Compensation Philosophy

     Dain Rauscher's compensation philosophy and program supports and reinforces growth in shareholder value. Dain Rauscher's Executive Officer compensation program is designed to reward for a combination of company, business unit, and individual results. Specifically, the Committee seeks to achieve the following objectives:

-- To attract, motivate and retain highly qualified Executive Officers through a competitive total compensation program.

-- To encourage Executive Officers to purchase and hold significant amounts of Dain Rauscher stock.

-- To require that a substantial portion of Executive Officer compensation be tied to the achievement of financial and strategic objectives for Dain Rauscher and individual business units.

COMPONENTS OF THE EXECUTIVE OFFICER COMPENSATION PROGRAM

     The three main components of Dain Rauscher's Executive Officer compensation program are salaries, bonuses, and long-term incentive compensation.

Salaries
     The first component of Dain Rauscher's Executive Officer compensation program is cash compensation in the form of base salaries. Base salaries generally represent a small portion of the Executive Officers' cash compensation and are set close to the median relative to comparable firms in the securities industry.

Bonuses
     The second component of Dain Rauscher's Executive Officer compensation program consists of annual performance-based bonuses. Annual bonuses make up a significant portion of the Executive Officers' cash compensation, and are determined on the basis of several factors, including Dain Rauscher's performance, the performance of the individual executive, and the performance of his or her operating unit during the year. Bonuses are awarded early in the following year. In evaluating performance, achievement of both financial and strategic objectives are considered. The Committee believes that basing a substantial portion of an Executive Officer's compensation on performance motivates the executive to perform at the highest possible level.

     An integral part of Dain Rauscher's annual bonus program is the Executive Deferred Compensation Plan, which was amended and restated in February 1999 to create the Dain Rauscher Management Deferred Stock Plan. This newly amended plan, which is described in more detail on page 14, was created in order to increase stock ownership among Executive Officers and senior management of the company. Under the new terms, the plan requires that a certain portion of each bonus must be deferred and invested in Dain Rauscher stock. The plan also permits an additional portion of each bonus to be deferred and invested in Dain Rauscher common stock. The Committee believes that programs such as the Management Deferred Stock Plan will further align the Executive Officers' long-term financial and strategic interests with those of Dain Rauscher's stockholders.

Long-Term Incentive Compensation

     The third component of Dain Rauscher's Executive Officer compensation program is the annual grant by the Committee, on a targeted long-term value basis, of options to acquire shares of Dain Rauscher's common stock. These options have a ten-year term and have an exercise price equal to the fair market value per share of Dain Rauscher's common stock on the date of the grant. Beginning with the February 1999 grants, these options will vest ratably over three years. Prior to 1999, the size of option grants to the Executive Officers was based, in large part, on a formula tied to each Executive Officer's total cash compensation for the preceding year. Beginning in February 1999, the company shifted to a targeted value approach for its option grant guidelines which allows other factors in addition to individual performance to be considered. The Committee believes that stock options provide an incentive to achieve Dain Rauscher's longer-term strategic goals by aligning the financial interests of the Executive Officers with those of Dain Rauscher's stockholders.

     The criteria for targeted long-term value are based on competitive guidelines established with the assistance of an independent third party. The size of individual grant to each Executive Officer may vary from the guidelines, however, to take into consideration the performance of the individual and his operating unit and other factors. The grant guidelines are reviewed periodically by the Chief Executive Officer and the Committee for appropriateness and competitiveness.

Determination of 1998 Senior Executive Compensation
         The Committee met four times in late 1998 and early 1999 to review and approve revisions to Dain Rauscher's compensation philosophy and programs, and to approve annual bonuses and long-term incentive compensation for the Executive Officers. In preparation for these meetings, the Committee reviewed the overall profitability, growth and financial performance of Dain Rauscher and its various business lines. The Committee also reviewed similar information for other comparable brokerage firms and reviewed historical compensation information prepared by a third party for background on competitive salary and total compensation levels within the industry.

Chief Executive Officer Compensation
     In determining Mr. Weiser's bonus and stock option award for 1998, the Committee considered a number of factors. The Committee determined that Mr. Weiser's bonus for 1998 should reflect the decline in Dain Rauscher's net earnings per share and return on average equity, among other financial measurements, as a result of the costs associated with the consolidation of Dain Rauscher's broker-dealer subsidiaries, the acquisition of Wessels, Arnold & Henderson, LLC, and the resolution of several major litigation matters that had been facing the company. While the Committee and the Board of Directors unanimously agreed with Mr. Weiser's recommendations regarding these events, Mr. Weiser and the Committee determined that Mr. Weiser's compensation should continue to reflect the net earnings of Dain Rauscher, including any nonrecurring charges or gains. In its deliberations, the Committee consulted with an independent executive compensation consulting firm and looked at various competitive benchmarks including the relationship between compensation and performance at competitive firms. The Committee concluded that a 1998 bonus of $175,000, which results in a 70 percent decrease in Mr. Weiser's total cash compensation when compared to 1997, positioned Mr. Weiser's compensation both fairly and competitively relative to Dain Rauscher's financial performance. The Committee also determined to grant Mr. Weiser options to purchase 35,000 shares of Dain Rauscher common stock in recognition of the Committee's confidence in his leadership and the company's strategic direction. In addition, the Committee determined to increase Mr. Weiser's base salary for 1999 from $250,000 to $300,000, his first base salary increase since becoming Chief Executive Officer of Dain Rauscher in 1990.

Deductibility of Executive Compensation
     Section 162(m) of the Internal Revenue Code generally limits Dain Rauscher's ability to deduct, for corporate income tax purposes, certain compensation in excess of $1 million per year paid to persons named in the Summary Compensation Table. Through the Dain Rauscher Annual Cash Bonus Plan for Designated Corporate Officers, which was approved by stockholders in 1998, the Committee may ensure that bonuses paid under that plan to the Executive Officers named in the Summary Compensation Table will continue to meet the deductibility requirements of Section 162(m). Dain Rauscher reserves the flexibility to design effective compensation plans that meet the executive compensation objectives described above, which may result in Dain Rauscher's inability to deduct compensation under Section 162(m).

Summary
     The Committee believes that the compensation plans for Dain Rauscher's Executive Officers have been designed so as to focus their efforts on the achievement of Dain Rauscher's business strategy and corporate objectives, and to align the Executive Officers' interests with those of Dain Rauscher's stockholders. The Committee will continue to evaluate these programs to ensure that they to do so.

     Susan S. Boren, Chairperson
     Robert L. Ryan
     Walter F. Mondale
     Arthur R. Schulze Jr.
     Members of the Compensation and Organization Committee

SUMMARY COMPENSATION TABLE
     The following table summarizes, for each of the last three fiscal years, the compensation of the Chief Executive Officer and each of the four other most highly compensated Executive Officers of Dain Rauscher. The principal position indicated for each named Executive Officer represents the position held on December 31, 1998.


                                                                            Long-Term
                                                                           Compensation
                                                                              Awards
                                 Annual Compensation       Restricted Securities Underlying All Other
                               ------------------------  ----------------------------------------------
Name & Principal Positions     Year  Salary   Bonus (1)    Stock  Options / SARs (2)  Compensation (3)
--------------------------     ---- --------  ---------    -----  ------------------  ----------------
Irving Weiser,                 1998 $250,000  $175,000       --         35,000          $ 34,050
Chairman,  President   &  CEO  1997 $250,000  $1,200,000     --         50,000          $194,165
                               1996 $250,000  $1,500,000     --         23,000          $248,882
John C. Appel,                 1998 $200,000  $300,000       --         12,000          $ 52,800
Vice Chairman & CFO            1997 $200,000  $675,000       --         24,000          $115,415




                               1996 $175,000  $950,000       --         11,100          $167,806

Nelson D. Civello,             1998 $175,000  $575,000       --         10,000          $ 94,050
Sr. Exec. Vice President       1997 $150,000  $600,000       --         24,000          $104,165
                               1996 $150,000  $500,000       --          4,300          $ 65,806

Ronald A. Tschetter,           1998 $175,000  $625,000       --         12,000          $101,550
Sr. Exec. Vice President       1997 $150,000  $900,000       --         24,000          $149,165
                               1996 $150,000  $800,000       --          6,300          $135,806

Kenneth J. Wessels, (4)        1998 $225,000  $650,000       --        108,669          $102,300
Sr. Exec. Vice President


  (1) For 1998, 1997 and 1996, respectively, this number includes the following amounts voluntarily deferred under the Management Deferred Stock Plan (formerly the Executive Deferred Compensation Plan): Mr. Weiser, $52,500, $360,000 and $450,000; Mr. Appel, $90,000, $202,500 and $285,000; Mr. Civello, $172,500,
$180,000 and $100,000; Mr. Tschetter, $170,000, $270,000 and $240,000; and Mr.
Wessels, $195,000 (1998 only). A summary of the terms of the Management Deferred Compensation Plan is provided on page 14.

  (2) Includes options awarded to Executive Officers with respect to such year in January or February of the following year. All options are 10-year options having an exercise price equal to the fair market value per share of Dain Rauscher's common stock on the date of grant. Options granted in 1998 and prior years vest over four years. Options granted in 1999 vest over three years.

  (3)  This number includes for each of 1998, 1997 and 1996, respectively:
       (a) Dain Rauscher's contributions under the Dain Rauscher Retirement Plan in the following amounts: Mr. Weiser, $7,800, $14,165 and $14,382; Mr. Appel, $7,800, $14,165 and $15,806; Mr. Civello, $7,800, $14,165 and
       $15,806; Mr. Tschetter, $7,800, $14,165 and $15,806; and Mr. Wessels,
       $4,800 (1998 only); and (b) Dain Rauscher's matching contributions in the following amounts under the Management Deferred Stock Plan on bonus amounts earned by Executive Officers, but voluntarily deferred: Mr. Weiser, $26,250, $180,000 and $225,000; Mr. Appel, $45,000, $101,250 and
       $142,500; Mr. Civello, $86,250, $90,000 and $50,000; Mr. Tschetter,
       $85,000, $135,000 and $120 ,000; and Mr. Wessels, $97,500 (1998 only). A summary of the terms of the Retirement Plan is provided on page 14.

  (4) Mr. Wessels joined Dain Rauscher on its acquisition, in March 1998, of Wessels, Arnold & Henderson, LLC (WAH). Mr. Wessels' annualized salary of $300,000 was pro-rated to cover April through December 1998. Mr. Wessels' bonus reflects the recent amendment to Mr. Wessels' employment agreement with Dain Rauscher under which Mr. Wessels agreed to a reduced guaranteed minimum total cash compensation for 1998. Mr. Wessels' option total includes a grant in February 1999 of options to purchase 10,000 shares of common stock, based in part on Mr. Wessels' 1998 performance; a special one-time grant of options to purchase 25,000 shares of common stock made in February 1999; a grant in March 1998 of options to purchase 24,000 shares of common stock pursuant to Mr. Wessels' employment agreement; and a grant in March 1998 of options to purchase 49,669 shares of common stock made in connection with the acquisition of Mr. Wessels' ownership interest in WAH. A summary of the terms of Mr. Wessels' employment agreement is provided on page 15.

OPTIONS AND STOCK APPRECIATION RIGHTS
The following tables summarize option grants made to the Executive Officers named in the Summary Compensation Table with respect to the year ended December 31, 1998; option exercises, if any, made by those persons in that year; and the potential realizable value of the options owned by these officers as of December 31, 1998. No stock appreciation rights ("SARs") have been granted to any of the named Executive Officers.

Option/SAR Grants With Respect to Year Ended December 31, 1998


                                                % of Total                         Potential Realizable Value At Assumed
                       Number of              Options / SARs        Exercise           Annual Rates  of Stock Price
                 Securities Underlying     Granted to Employees  or Base Price  Expiration Appreciation for Option Term (2)
Name          Options / SARs Granted (1)   with Respect to 1998  (per share)(1)   Date 5%   ($47.95)(3)   10% ($76.36)(3)
----          --------------------------   --------------------  -------------- -------------------------------------------
Irving Weiser          35,000                    4.1%                $29.44        2/3/2009   $648,013       $1,642,192
John C. Appel          12,000                    1.4%                $29.44        2/3/2009   $222,176       $ 563,037
Nelson D. Civello      10,000                    1.2%                $29.44        2/3/2009   $185,147       $ 469,198
Ronald A. Tschetter    12,000                    1.4%                $29.44        2/3/2009   $222,176       $ 563,037
Kenneth J. Wessels     10,000                    1.2%                $29.44        2/3/2009   $185,147       $ 469,198
                       25,000                    2.9%                $29.44        2/3/2009   $462,866       $1,172,994
                       49,669                    5.8%                $58.88       3/31/2003   $807,920       $1,785,291
                       24,000                    2.8%                $58.88       3/31/2008   $888,628       $2,251,958


  (1) With the exception of the 24,000 options granted to Mr. Wessels on March 31, 1998, pursuant to the terms of his employment agreement, and the 49,669 options granted to Mr. Wessels on March 31, 1998 in connection with the acquisition of his ownership interest in Wessels, Arnold & Henderson, LLC, this figure represents options granted with respect to 1998 in February 1999. All such options become exercisable as follows: 331/3 percent on February 3, 2000; an additional 331/3 percent on February 3, 2001; and the remaining 331/3 percent on February 3, 2002. Mr. Wessels' options to purchase 24,000 shares vest 20 percent on March 31, 2000, an additional 30 percent on March 31, 2001, and the remaining 50 percent on March 31, 2002. Mr. Wessels' options to purchase 49,669 shares vest 20 percent on March 31, 1999, an additional 30 percent on March 31, 2000, and the remaining 50 percent on March 31, 2001. In all cases, the exercise price is equal to the closing price per share of Dain Rauscher's common stock as reported on the New York Stock Exchange on the day prior to the date of grant.

  (2) This number represents the potential gains based on annual compound stock price appreciation of 5 percent and 10 percent from the date of grant until the expiration date. The amount in parentheses indicates what the price would be for one share of Dain Rauscher common stock on the expiration date at those rates of appreciation. The amounts given represent assumed rates of appreciation only. The actual gains, if any, on option exercises will depend on the future performance of Dain Rauscher's common stock.

  (3) The stock price appreciation for Mr. Wessels's March 1998 grants of 24,000 and 49,669 options is $75.14 and $94.82, respectively, assuming a 5-percent and 10-percent annual rate of appreciation.

Aggregate Option/SAR Exercises During Year Ended December 31, 1998, and Value of Options/SARs Held at December 31, 1998


                                         Number of Unexercised
                               Securities Underlying Value of Unexercised
                             Options / SARs Held at In-the-Money Options /
                ----------------------------------------------------------------------
                   Shares                     December 31, 1998    SARs at December 31,
                  Acquired       Value          (Exercisable/      1998 (Exercisable/
Name            on Exercise   Realized (1)     Unexercisable)     Unexercisable)(1)(2)
----            -----------   ------------    -----------------   --------------------
Irving Weiser        5,700     $213,451        189,660/ 117,190   $2,665,231/ $476,768
John C. Appel        2,750     $129,594         74,180/  62,720   $ 903,723 / $304,736
Nelson D. Civello       --        --            36,270/  35,380   $ 482,835 / $ 70,071
Ronald A. Tschetter  3,400     $ 91,528         45,215/  42,285   $ 619,526 / $118,267
Kenneth J. Wessels      --        --                --/  73,669         --  /    --

(1) "Value" is the difference between the per-share option exercise price and the closing price of Dain Rauscher common stock on the New York Stock Exchange on the date of exercise or December 31, 1998.

(2) "In-the-money" means the market price of the common stock is greater than the exercise price of the option on the date specified.

DESCRIPTION OF EXECUTIVE OFFICER COMPENSATION PLANS
     Dain Rauscher has two compensation plans in which its Executive Officers participate: the Executive Deferred Compensation Plan, which was amended in February 1999 to create the Dain Rauscher Management Deferred Stock Plan, and the Dain Rauscher Retirement Plan.

Deferred Compensation Plan
     The Executive Deferred Compensation Plan was a voluntary, non-tax qualified deferred compensation plan under which each participating Executive Officer was able to elect, prior to the beginning of a fiscal year, to defer up to 30 percent of his discretionary bonus for that year. The deferred amounts could be invested either in shares of Dain Rauscher common stock or in an alternate fixed income investment, but the participating Executive Officer received a matching contribution from Dain Rauscher only on amounts invested in shares of Dain Rauscher common stock. Executive Officers vest in employer-matching contributions under the Executive Deferred Compensation Plan after four years (subject to acceleration under certain circumstances), and their deferred bonus amounts are immediately vested.

     In February 1999, the Executive Deferred Compensation Plan was amended to create the new Dain Rauscher Management Deferred Stock Plan (the "New Deferred Plan"). The New Deferred Plan, in which the Executive Officers and the next level of the company's senior management participates, contains a number of basic changes in plan design from the former plan. First, the New Deferred Plan requires each Executive Officer (or other participating officer) to invest a portion of his or her bonus in Dain Rauscher's common stock. The mandatory deferral varies from 10 percent to 20 percent of bonus compensation earned for the year, depending upon the level of bonus compensation earned. Each officer may then voluntarily defer up to a further 10 percent of his or her total bonus compensation earned for the same period. All deferred amounts, both mandatory and voluntary, will be credited to accounts which are deemed to have been invested in shares of Dain Rauscher's common stock. As with the Executive Deferred Compensation Plan, shares of common stock are credited each year to the accounts of the participating officers following payment of bonuses for the preceding year, and each participating officer receives a matching contribution from Dain Rauscher, based on the company's return on average equity. The match varies with return on average equity from a minimum of 15 percent to a maximum of 50 percent. Subject to acceleration in certain circumstances, participating officers do not become immediately vested in the mandatory deferred amounts; instead, 331/3 percent becomes vested upon crediting of the mandatory deferral to the officer's account; a further 331/3 percent becomes vested on the January 1st immediately following the crediting of that deferral; and the final 33 1/3 percent becomes vested on the second January 1st following the crediting of the deferral. Participating officers are always 100 percent vested in the voluntary deferrals they make. Each participating officer becomes vested in the matching contributions made by Dain Rauscher on the fourth January 1st following the date that the match was credited to the officer's account. Distributions of account balances credited to participants under the New Deferred Plan are paid over two years in shares of Dain Rauscher common stock after the participant retires.

Retirement Plan
     All Dain Rauscher employees may participate in the Retirement Plan after satisfaction of certain basic eligibility criteria. Under this plan, Dain Rauscher annually contributes a percentage of all participants' eligible compensation. The Board of Directors determines the level of contribution to the Retirement Plan, subject to a 3-percent minimum contribution. In addition, participating employees receive a company-matching contribution at a rate of 40 percent on voluntary, before-tax contributions of up to 5 percent of their eligible compensation (subject to federal tax law limitations) made by the employees to their accounts under the Plan up to $3,000 annually. Participants generally vest in company contributions after five years of continuous employment with Dain Rauscher. Vested shares held in the Retirement Plan for participating employees may be distributed subject to in-service loan and distribution rules or after certain events of maturity (such as separation from service, or the employee's death or disability). For 1998, Dain Rauscher did not make any additional contribution above the 3-percent minimum.

COMPENSATION ARRANGEMENTS WITH NAMED EXECUTIVE OFFICERS

Mr. Kenneth J. Wessels. Dain Rauscher entered into a written employment agreement with Kenneth J. Wessels upon the acquisition of Wessels Arnold & Henderson, LLC (WAH) in March 1998. The initial term of Mr. Wessels' employment agreement runs until December 31, 1999, but will be extended automatically until December 31, 2000 unless either the company or Mr. Wessels notifies the other by October 31, 1999. Mr. Wessels' employment agreement, a copy of which is on file with the Securities and Exchange Commission, has the following basic provisions.

Cash Compensation. Mr. Wessels' employment agreement provided that he would receive an annual base salary of $300,000, annualized guaranteed total cash compensation (including base salary) of $1.5 million and an additional bonus based on a formula tied to the performance of the Equity Capital Markets division which Mr. Wessels heads. In February 1999, Mr. Wessels agreed to an amendment of these terms which reduced his guaranteed total cash compensation for 1998 to $875,000. This amendment does not affect any future year's compensation. The performance bonus formula states that so long as the fully allocated profit margin (the "Margin") of the Equity Capital Markets division equals or exceeds 12 percent, and the compound annual growth rate ("CAGR") of the division and the Margin added together exceed 36 percent, Mr. Wessels' additional performance bonus will be equal to (i) ten times the number of percentage points by which the sum of the CAGR and the Margin exceeds 36 percent, multiplied by (ii) $1.125 million for 1998 or $1.5 million for each of 1999 and 2000. This amount may be increased or decreased by up to 20 percent based upon objectives to be agreed to in advance of each of these years. If the Margin is less than 12 percent, any additional performance bonus paid to Mr. Wessels will be determined in the discretion of Dain Rauscher's Board of Directors.

Options to Purchase Dain Rauscher Common Stock. Under the terms of his employment agreement, Dain Rauscher granted Mr. Wessels ten-year non-qualified stock options to purchase 24,000 shares of Dain Rauscher common stock at a price equal to $58.875 per share. These options vest 20 percent on March 31,2000, 30 percent on March 31, 2001, and the final 50 percent on March 31, 2002. Dain Rauscher also granted Mr. Wessels five-year non-qualified stock options to purchase 49,669 shares of common stock at a price of $58.875 per share in connection with the acquisition of Mr. Wessels' ownership interest in WAH. These options vest 20 percent on March 31, 1999, the next 30 percent on March 31, 2000, and the remaining 50 percent on March 31, 2001. For both grants, the vesting of the options is subject to acceleration upon any "change in control" of Dain Rauscher (as defined in the agreement), if Dain Rauscher terminates Mr. Wessels' employment without cause (as defined in the agreement), or if Mr. Wessels voluntarily terminates his employment for good reason (as defined in the agreement).

Death, Disability, Termination or Resignation. If Mr. Wessels dies or becomes permanently disabled during the term of the agreement, he (or his estate) will receive his accrued but unpaid base salary together with a pro rata share of his guaranteed minimum total cash compensation for the year and any vested benefits under Dain Rauscher's benefit plans. If Mr. Wessels' employment is terminated for cause (as defined in the agreement) during the term of the agreement, or he voluntarily terminates his employment without good reason (as defined in the agreement), he will be paid only his accrued but unpaid base salary and any vested benefits. Alternatively, if Dain Rauscher terminates Mr. Wessels without cause (as defined in the agreement), or Mr. Wessels voluntarily terminates his employment for good reason (as defined in the agreement), Dain Rauscher will pay him his guaranteed minimum total cash compensation for each year through December 31, 2000.

Non-Competition and Non-Solicitation. Finally, Mr. Wessels has agreed, in general, to refrain from competing with Dain Rauscher in the equity capital markets business, and to refrain from soliciting any Dain Rauscher employee, or any customer of the Equity Capital Markets division of Dain Rauscher, for a period of two years from the date the agreement is terminated.

CERTAIN TRANSACTIONS
     As a broker-dealer, DRI occasionally extends credit under Federal Reserve Regulation T to Dain Rauscher's directors, Executive Officers, and members of their immediate families. These loans are made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those governing the extension of credit to other persons, and do not involve more than normal risk of collectability, or have other unfavorable features.

COMPARATIVE STOCK PERFORMANCE
     The graph below compares the cumulative total return on Dain Rauscher's common stock for the last five fiscal years with the cumulative total return on the S&P 500 Stock Index and the Mid-Cap Sub-Index of the Financial Service Analytics Stock Price Index (the "FSA Index") over the same period (assuming the investment of $100 in each on December 31, 1993, and the reinvestment of all dividends).

                    [GRAPHIC OMITTED][GRAPHIC OMITTED]

           S&P 500 146        FSA Mid-Cap Sub Index 560    Dain Rauscher
"93"       100                100                          100
"94"       101.31             88.86                        82.66
"95"       139.31             125.25                       142.11
"96"       171.3              183.05                       202.36
"97"       228.44             339.01                       402.31
"98"       293.65             380.61                       175.59


   (1) The total return calculations on the FSA Index were performed by Financial Service Analytics, Inc. The FSA Index is composed of nine publicly held mid-cap securities firms, including Dain Rauscher, and has been weighted based upon their market capitalizations.

   (2) The total return calculations on the S&P 500 Index were performed by Standard & Poor's Compustat Services, Inc.

Proposal 2 -- Ratification of Appointment of Auditors
     The Board of Directors, based upon the recommendation of its Audit Committee, has appointed KPMG Peat Marwick LLP as independent auditors to audit the consolidated financial statements of Dain Rauscher and its subsidiaries for the current fiscal year ending December 31, 1999, and to perform other appropriate accounting services, and recommends that the stockholders of Dain Rauscher ratify that appointment. KPMG Peat Marwick LLP has audited Dain Rauscher's financial statements since 1989. A representative of KPMG Peat Marwick LLP will be present at the 1999 Annual Meeting, will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions from stockholders.

General
OTHER BUSINESS
     The Board of Directors does not know of any other business to come before the 1999 Annual Meeting of Stockholders. If any other matters are properly brought before the meeting, however, the persons named in the accompanying form of proxy will vote in accordance with their best judgment.

HOW DAIN RAUSCHER SOLICITS PROXIES
     In addition to soliciting proxies by mail, officers, directors and other regular employees of Dain Rauscher or its subsidiaries may solicit proxies on behalf of the Board of Directors in person or by telephone. Dain Rauscher will also request that brokers or other nominees who hold shares of common stock in their names for the benefit of other persons forward proxy materials to, and obtain voting instructions from, the beneficial owners of such stock. The entire cost of soliciting proxies for the 1999 Annual Meeting will be borne by Dain Rauscher.

STOCKHOLDER PROPOSALS FOR NEXT YEAR
     In order to be included in the proxy statement for presentation at the next annual meeting of Dain Rauscher's stockholders and not be considered "untimely," any stockholder proposal must be received by the Secretary at Dain Rauscher's principal executive offices, Dain Rauscher Plaza, 60 South Sixth Street, P.O. Box 1160, Minneapolis, Minnesota 55440-1160, not later than December 30, 1999. If no notice with respect to the proposal is received by Dain Rauscher's Secretary by that date, the company intends to use its discretionary authority to vote on any such matter that may come before the 2000 Annual Meeting.

QUESTIONS?
If you have questions or need more information about the annual meeting, write to:

         Carla J. Smith, Secretary
         Dain Rauscher Corporation
         Dain Rauscher Plaza
         60 South Sixth Street
         P.O. Box 1160
         Minneapolis, Minnesota 55402-1160

or call Dain Rauscher at 612-371-7750.

     Upon written request sent to the address above, Dain Rauscher will furnish, without charge, to persons solicited by this proxy statement, a copy of its 1998 Annual Report on Form 10-K (excluding exhibits).

Dain Rauscher Plaza
60 South Sixth Street
P.O. Box 1160

Minneapolis, Minnesota 55402-1160
612 371-7750

[Dain Rauscher   PROXY  P.O. Box 1160, Minneapolis, MN 55440-1160
    Logo]
                 This Proxy is solicited on behalf of the Board of Directors.

                 The undersigned hereby appoints Irving Weiser and John C. Appel, and each of them, with power to appoint a substitute, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of Dain Rauscher Corporation to be held on April 27, 1999, and at all adjournments thereof, as specified below on the matters referred to and in their discretion upon any other matters which may be brought before the meeting.

--------------------------------------------------------------------------------

1. Election of Directors:

     [ ] For all nominees listed below          [ ] Withhold authority
         (except as marked to the contrary)*        to vote for all nominees
                                                    listed below

                                      01 J.C. Appel       02 J.E. Attwell
                                      03 S.S. Boren       04 F.G. Fitz-Gerald
                                      05 W.F. Mondale     06 C.A. Rundell Jr.
                                      07 R.L. Ryan        08 A.R. Schulze Jr.
                                      09 I. Weiser        10 K.J. Wessels

*(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)

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2. Ratification of appointment of auditors   [ ] For   [ ] Against  [ ] Abstain

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3. Discretionary authority to vote on any other business that may properly come before the meeting

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES NAMED IN ITEM 1 AND FOR PROPOSAL 2.

Address Change? Mark Box  / /
Indicate changes below:

Please sign exactly as your name appears on Proxy. When shares are held by joint tenants, both must sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.



                                        Signature



                                        Signature (if held jointly)



                                        Dated: ________________________, 1999.



Dain Rauscher Corporation
Annual Meeting of Stockholders
Tuesday, April 27, 1999
3:30 p.m.
The Scandinavian Ballroom
Radisson Plaza Hotel
35 South Seventh Street
Minneapolis, Minnesota